Exhibit A

                          NATIONAL FUEL RESOURCES, INC.
                                INCOME STATEMENT

                                          Nine            Twelve
                                      Months Ended     Months Ended
                                      June 30, 1998    June 30, 1998
                                      -------------    -------------

                                         Actual           Actual
                                         ------           ------
Operating Revenues:

Gas - Retail                           $41,115,750      $46,100,806
Gas - Wholesale                         29,273,431       30,441,675
Electric                                   120,739          120,739
Transportation                             340,189        3,267,021
Other                                    1,372,674        1,590,060
                                       -----------      -----------
                                        72,222,783       81,520,301
                                       -----------      -----------

Operating Expenses:

Purchase Gas                            69,114,009       77,659,255
General & Administrative                 2,192,073        2,893,246
Amortization                                63,276           66,521
Franchise & Other Taxes                    246,766          295,162
                                       -----------      -----------
                                        71,616,124       80,914,184
                                       -----------      -----------

Operating Income                           606,659          606,117
                                       -----------      -----------

Interest Income                            316,013          460,896
Miscellaneous Income                       107,754          139,496
Interest Expense                            37,438           52,229
                                       -----------      -----------
                                           386,328          548,163
                                       -----------      -----------

Net Income (Loss) Before Taxes             992,987        1,154,280
                                       -----------      -----------

Income Taxes:

Federal                                    309,882          314,508
State                                       30,634          102,595
Deferred                                    30,357           18,866
                                       -----------      -----------
                                           370,873          435,969
                                       -----------      -----------

Net Income/(Loss)                      $   622,114      $   718,311
                                       ===========      ===========